                                                                  Exhibit 3.1(i)

                             AMENDED AND RESTATED

                           ARTICLES OF INCORPORATION

                                      OF

                                 PECO II, INC.


                                   ARTICLE I
                                   ---------

     The name of the Corporation is PECO II, Inc.

                                  ARTICLE II
                                  ----------

     The principal office of the Corporation shall be located in Galion, Crawford County, Ohio.

                                  ARTICLE III
                                  -----------

     The purpose or purposes for which, or for any of which, the Corporation is formed are to enter into, promote or conduct any kind of business, contract or undertaking permitted to corporations for profit organized under the General Corporation Laws of the State of Ohio, to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Revised Code of Ohio, and, in connection therewith, to exercise all express and incidental powers normally permitted such corporations.

                                  ARTICLE IV
                                  ----------

     The authorized number of shares of capital stock of the Corporation shall consist of 55,000,000 shares, of which 50,000,000 shall be Common Shares, without par value and 5,000,000 shall be Serial Preferred Shares, without par value.

                                 Subdivision A

               Provisions Applicable to Serial Preferred Shares
               ------------------------------------------------

     1.   General.
          -------

          (a) The Serial Preferred Shares may be issued, from time to time, in one or more series, with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors. The Board of Directors, in such resolution or resolutions (a copy of which shall be filed and recorded as required by law), is also expressly authorized to fix:

          (i) The distinctive serial designations and the division of such shares into series and the number of shares of a particular series, which may be increased or decreased, but not below the number of shares thereof then outstanding, by a certificate made, signed, filed and recorded as required by law;

          (ii) The annual dividend rate for the particular series, and the date or dates from which dividends on all shares of such series shall be cumulative, if dividends on shares of the particular series shall be cumulative;

          (iii) The redemption price or prices, if any, for the particular series;

          (iv) The right, if any, of the holders of a particular series to convert such stock into other classes of shares, and the terms and conditions of such conversions; and

          (v) The obligation, if any, of the Corporation to purchase and retire and redeem shares of a particular series as a sinking fund or redemption or purchase account, the terms thereof and the redemption price or prices per share for such series redeemed pursuant to the sinking fund or redemption or purchase account.

          (b) All shares of any one series of Serial Preferred Shares shall be alike in every particular and all series shall rank equally and be identical in all respects except insofar as they may vary with respect to the matters which the Board of Directors is hereby expressly authorized to determine in the resolution or resolutions providing for the issue of any series of the Serial Preferred Shares.

     2.   Rights on Liquidation.
          ---------------------

          In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, before any distribution or payment shall have been made to the holders of the Common Shares, the holders of the Serial Preferred Shares of each series shall be entitled to be paid, or to have set apart in trust for payment, an amount from the net assets of the Corporation equal to that stated and expressed in the resolution or resolutions adopted by the Board of Directors which provide for the issue of such series, respectively. The remaining net assets of the Corporation shall be distributed solely among the holders of the Common Shares according to their respective shares.

     3.   Voting
          ------

          (a) The holders of Serial Preferred Shares shall be entitled to one vote for each Serial Preferred Share upon all matters presented to the shareholders, and, except as otherwise provided by these Articles of Incorporation or required by law, the holders of Serial Preferred Shares and the holders of Common Shares shall vote together as one class on all matters. No adjustment of the voting rights of holders of Serial Preferred Shares shall be made in the event of an increase or decrease in the number of Common Shares authorized or issued or in the event of a stock split or combination of the Common Shares or in the event of a stock dividend on any class of stock payable solely in Common Shares.

          (b) The affirmative vote of the holders of at least two-thirds of the Serial Preferred Shares at the time outstanding, given in person or by proxy at a meeting called for the

                                       2
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purpose at which the holders of Serial Preferred Shares shall vote separately as a class, shall be necessary to adopt any amendment to the Articles of Incorporation (but so far as the holders of Serial Preferred Shares are concerned, such amendment may be adopted with such vote) which:

          (i) changes issued shares of Serial Preferred Shares of all series then outstanding into a lesser number of shares of the Corporation of the same class and series or into the same or a different number of shares of the Corporation of any other class or series; or

          (ii) changes the express terms of the Serial Preferred Shares in any manner substantially prejudicial to the holders of all series thereof then outstanding; or

          (iii) authorizes shares of any class, or any security convertible into shares of any class, ranking prior to the Serial Preferred Shares; or

          (iv) changes the express terms of issued shares of any class ranking prior to the Serial Preferred Shares in any manner substantially prejudicial to the holders of all series of Serial Preferred Shares then outstanding;

and the affirmative vote of the holders of at least two-thirds of each affected series of Serial Preferred Shares at the time outstanding, given in person or by proxy at a meeting called for the purpose at which the holders of each affected series of Serial Preferred Shares shall vote separately as a series, shall be necessary to adopt any amendment to the Articles of Incorporation (but so far as the holders of each such series of Serial Preferred Shares are concerned, such amendment may be adopted with such vote) which:

          (i) changes issued shares of Serial Preferred Shares of one or more but not all series then outstanding into a lesser number of shares of the Corporation of the same series or into the same or a different number of shares of the Corporation of any other class or series; or

          (ii) changes the express terms of any series of the Serial Preferred Shares in any manner substantially prejudicial to the holders of one or more but not all series thereof then outstanding; or

          (iii) changes the express terms of issued shares of any class ranking prior to the Serial Preferred Shares in any manner substantially prejudicial to the holders of one or more but not all series of Serial Preferred Shares then outstanding.

     4.   Ranking.
          -------

          (a) Whenever reference is made herein to shares "ranking prior to the Serial Preferred Shares," such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof either as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation are given preference over the rights of the holders of Serial Preferred Shares;

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whenever reference is made to shares "on a parity with the Serial Preferred
Shares," such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof (i) neither as to the payment of dividends nor as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation are given preference over the rights of the holders of Serial Preferred Shares and (ii) either as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation rank equally (except as to the amounts fixed therefor) with the rights of the holders of Serial Preferred Shares; and whenever reference is made to shares "ranking junior to the Serial Preferred Shares," such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof both as to the payment of dividends and as to distribution in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation are junior and subordinate to the rights of the holders of the Serial Preferred Shares.

                                 Subdivision B

                    Provisions Applicable to Common Shares
                    --------------------------------------

     The Common Shares shall be subject to the express terms of the Serial Preferred Shares and of any series thereof and shall have the following voting powers, designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations or restrictions thereof:

     1.   Dividends.
          ---------

     Whenever the full dividends upon any outstanding Serial Preferred Shares for all past dividend periods shall have been paid and the full dividends thereon for the then current respective dividend periods shall have been paid, or declared and a sum sufficient for the respective payments thereof set apart, the holders of the Common Shares shall be entitled to receive such dividends and distributions, payable in cash or otherwise, as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

     2.   Rights on Liquidation.
          ---------------------

     In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, after the payment or setting apart for payment to the holders of any outstanding Serial Preferred Shares of the full preferential amounts to which such holders are entitled as herein provided or referred to, all of the remaining assets of the Corporation shall belong to and be distributable in equal amounts per share to the holders of the Common Shares. For purposes of this paragraph 2, a consolidation or merger of the Corporation with any other corporation, or the sale, transfer or lease of all or substantially all its assets shall not constitute or be deemed a liquidation, dissolution or winding up of the Corporation.

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     3.   Voting.
          ------

     Each Common Share shall entitle the holder thereof to one vote.

                                   ARTICLE V
                                   ---------

      Number and Classification of Directors.  (a)  The Board of Directors shall
      --------------------------------------
consist of not less than three nor more than 15 members and shall be divided into three classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible. Subject to the foregoing limitations, the number of Directors shall be fixed by, or in the manner provided in, the Code of Regulations of the Corporation. In the event that the total number of Directors is not divisible by three, an extra Director shall be assigned to Class I if there is one extra Director to be assigned among the classes, and an extra director shall be assigned to each of Classes I and II if there are two extra Directors to be assigned among the classes. The Directors to be elected at each annual meeting of Shareholders shall be only the members of the class whose term of office then expires. The term of office of the initial Directors in each respective class shall be as follows: (a) Directors in Class I shall hold office until the annual meeting of Shareholders held in 2001; (b) Directors in Class II shall hold office until the annual meeting of Shareholders in 2002; and (c) Directors in Class III shall hold office until the annual meeting of Shareholders in 2003. Each Director elected at any shareholders' meeting commencing with the 2001 annual meeting shall serve for a term ending on the date of the third annual meeting of shareholders following the meeting at which such Director was elected.

     (b) In the event of any increase or decrease in the authorized number of Directors, each Director then serving as such shall nevertheless continue as a Director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior death, retirement, resignation or removal, and the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of Directors as provided above in this Article V.

     (c) Notwithstanding any of the foregoing provisions of this Article, each Director shall serve until his successor is elected and qualified or until his prior death, retirement, resignation or removal. All of the Directors or all or the Directors of a particular class or any individual Director may be removed from office, with or without cause, only by the affirmative vote of the holders of at least eighty percent of the voting power of the outstanding shares of stock entitled to vote generally in the election of Directors. Should a vacancy occur or be created, whether arising through death, resignation or removal of a Director or through an increase in the number of Directors, such vacancy shall be filled by a majority vote of the Directors then in office, or by the sole
remaining Director if only one Director remains in office.   A Director so
elected to fill a vacancy shall serve for the remainder of the present term of office of the class to which he or she was elected.

                                       5
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                                  ARTICLE VI
                                  ----------

          The Corporation may purchase, from time to time, and to the extent permitted by the laws of Ohio, shares of any class of stock issued by it. Such purchases may be made either in the open market or at private or public sale, and in such manner and amounts, from such holder or holders of outstanding shares of the Corporation and at such prices as the Board of Directors of the Corporation shall from time to time determine, and the Board of Directors is hereby empowered to authorized such purchases from time to time without any vote of the holders of any class of shares now or hereafter authorized and outstanding at the time of any such purchase.

                                  ARTICLE VII
                                  -----------

          The preemptive right to purchase additional shares or any other securities of the Corporation is expressly denied to all shareholders of all classes.

                                 ARTICLE VIII
                                 ------------

          The right of shareholders to vote cumulatively in the election of Directors of the Corporation is expressly denied to all shareholders of all classes.

                                  ARTICLE IX
                                  ----------

                   Indemnification of Directors and Officers
                   -----------------------------------------

     (a)  Indemnification of Directors and Officers.  The Corporation shall
          -----------------------------------------
indemnify, to the fullest extent now or hereafter permitted by law, any Director or officer who was or is a party or is threatened to be made a party to, or is involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereafter, a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, member, manager or agent of another corporation, domestic or foreign, non-profit or for-profit, a limited liability company, or a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction (including any actual or alleged error, misstatement or misleading statement) of such person while acting in an official capacity as a Director, officer, partner, trustee, employee or agent or in any other capacity while serving as a Director, officer, partner, trustee, employee, member, manager or agent, against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a Director, officer, partner, trustee, employee, member, manager or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Subsection (d) of this Article IX, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

     (b)  Indemnification of Employees and Agents.  To the extent that an
          ---------------------------------------
employee or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding referred

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to in Subsection (a) of this Article IX, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him or her in the action, suit or proceeding. Any further indemnification of employees and agents shall occur only if and to the extent that the Directors may, in their discretion, so determine.

     (c)  Advancement of Expenses.  Expenses, including attorneys' fees,
          -----------------------
incurred by a Director or officer of the Corporation in defending any proceeding referred to in Subsection (a) of this Article IX, shall be paid by the Corporation, in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the Director or officer to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation as authorized in this Article IX; which undertaking may be secured or unsecured, at the discretion of the Corporation.

     (d)  Procedures and Presumptions Under This Article.  If a claim under
          ----------------------------------------------
Subsection (a) of this Article IX is not paid in full by the Corporation within thirty (30) days after a written claim therefor has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Ohio General Corporation Laws for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its Shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Ohio General Corporation Laws, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its Shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (e)  Indemnification Provided In This Article Not Exclusive.  The
          ------------------------------------------------------
indemnification and advancement of expenses provided under this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, these Articles of Incorporation, the Code of Regulations, any agreement, any vote of Shareholders or any vote of disinterested Directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office.

     (f)  Contractual Obligation.  This Article IX shall be deemed to be a
          ----------------------
contract between the Corporation and each Director or officer of the Corporation, each individual who is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, member, manager or agent of another corporation, a limited liability corporation, or a partnership, joint venture, trust or other enterprise, who serves in such capacity at any time while this Article IX is in effect, and any repeal, amendment or other modification of this Article IX shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part

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upon any such state of facts.

     (g)  Savings Clause.  If this Article IX or any portion thereof shall be
          --------------
invalidated or found unenforceable on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Director, officer, employee or agent of the Corporation against expenses (including attorneys' fees), judgments, fines, excise taxes, penalties and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, to the full extent permitted by any applicable portion of this Article IX that shall not have been invalidated or found unenforceable, or by any other applicable law.

     (h)  Insurance.  The Corporation may maintain insurance, at its expense, to
          ---------
protect itself and on behalf of any Director, officer, employee or agent of the Corporation or individual serving at the request of the Corporation as a director, officer, partner, trustee, employee, member, manager or agent of another corporation, a limited liability corporation, or a partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Ohio General Corporation Laws.

                                   ARTICLE X
                                   ---------

          Notwithstanding any provisions of the laws of the State of Ohio now or hereafter in force requiring for any action the affirmative vote of the holders of shares entitling them to exercise a designated proportion (but less than all) of the voting power of the Corporation or of any class or classes of shares thereof, such action may be taken by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation or of such class or classes, except that the affirmative vote of the holders of shares entitling them to exercise two-thirds of the voting power of the Corporation or of such class or classes shall be necessary to adopt any amendment to the Amended and Restated Articles of Incorporation of the Corporation and except that no amendment of these Amended and Restated Articles of Incorporation shall be effective to amend, alter, repeal or change the effect of any of the provisions of Articles V, VII, VIII, IX, X or XI hereof unless such amendment shall receive the affirmative vote of the holders of at least eighty percent of the outstanding Common Shares of the Corporation entitled to vote thereon and at least a majority of the Common Shares entitled to vote thereon held by shareholders none of whom is as of the record date fixed for such vote, a Related Person, affiliate of a Related Person, or an associate of a Related Person; provided, however, that such voting requirement shall not be applicable to the approval of such an amendment if such amendment shall have been proposed and authorized by action of a majority of the Disinterested Directors of the Corporation.

                                  ARTICLE XI
                                  ----------

          1.   Voting Requirements for Certain Business Combinations Involving a
               -----------------------------------------------------------------
               Related Person
               --------------

          (a) In addition to the affirmative vote which may be required of the holders of any series of Preferred Shares which may then be outstanding, the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding Common Shares of the Corporation,

                                       8
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which shall include the affirmative vote of at least a majority of the outstanding Common Shares held by shareholders other than the "Related Person" (as hereinafter defined), shall be required for the approval or authorization of any "business combination" (as hereinafter defined) of the Corporation with any Related Person; provided, however, that such voting requirements shall not be applicable if the shareholders are asked to approve or authorize a particular business combination which has been authorized and proposed to the shareholders by action of the Board of Directors of the Corporation by the affirmative vote of a majority of the Directors then in office and by the affirmative vote of a majority of Disinterested Directors then in office, or if the shareholders are asked to approve or authorize a particular business combination as to which both of the following conditions are satisfied:

                    (i) the aggregate amount of the cash and the fair market value of the consideration other than cash to be received per share by the holders of the Common Shares of the Corporation in such business combination is at least equal to the greater of (1) the highest price per share (including any brokerage commissions, transfer taxes and soliciting dealer's fees) paid or agreed to be paid by the Related Person to acquire beneficial ownership of any Common Shares (with appropriate adjustments for recapitalizations, and for stock splits, stock dividends and like distributions), (2) the highest price per share (including any brokerage commissions, transfer taxes and soliciting dealer's fees) paid by any person to acquire beneficial ownership of any Common Shares on the open market at any time during the twenty-four month period immediately prior to the taking of such vote, or (3) the per share book value of such Common Shares at the end of the calendar quarter immediately preceding the taking of such vote; and

                    (ii) the consideration to be received by holders of Common Shares in such business combination shall be in the same form and of the same kind as the most favorable form and kind of consideration paid by the Related Person in acquiring beneficial ownership of any of the Common Shares already held, directly or indirectly, by it.

The determination of a majority of the Disinterested Directors of the Corporation, made in good faith and based upon information known to them after reasonable inquiry, shall be conclusive as to all facts necessary for compliance with this Article, including without limitation (A) whether any person, partnership, corporation or firm is a Related Person or affiliate or associate as defined herein, and (B) the most favorable form and kind of consideration paid by the Related Person in acquiring beneficial ownership of Common Shares.

          2.   Definitions
               -----------

          (a)  For the purposes of these Articles of Incorporation:

                    (i) The term "business combination" shall mean (1) any merger or consolidation of the Corporation with or into a Related Person, (2) any sale, lease, exchange, transfer or other disposition, including, without limitation, a mortgage or any other security device, of all or any substantial part of the assets of the Corporation (including, without limitation, any voting securities of a subsidiary) or of a subsidiary, to a Related Person, (3) any merger or consolidation of a Related Person with or into the Corporation or a subsidiary of the Corporation, (4) any sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of a Related Person to the Corporation or a subsidiary of the Corporation,
          (5) the reclassification of the shares of stock of the Corporation generally possessing voting rights in elections for directors, the purchase by the Corporation of such shares, or the issuance by the Corporation of shares of any securities convertible thereto or exchangeable therefor which in any such case has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation which are directly or indirectly owned by any Related Person, or (6) any agreement, contract or other arrangement providing for any of the transactions described in this definition of business combination.

                    (ii) The term "Related Person" shall mean and include any individual, corporation, partnership or other person or entity which, together with its "affiliates" and "associates," "beneficially" owns (as those terms are defined in the Securities Exchange Act of 1934 and in the rules thereunder), in the aggregate, 15% or more of the outstanding Common Shares of the Corporation, and any "affiliate" or "associate" of any such individual, corporation, partnership or other person or entity; provided that shares held or over which such entity has the power to vote or otherwise control as a trustee, plan administrator, officer of the Corporation or in a similar capacity under an employee benefit plan of the Corporation or an employee benefit plan of an affiliate of the Corporation shall not be deemed to be beneficially owned for purposes of this definition.

                    (iii) The term "substantial part" shall mean more than ten percent (10%) of the total consolidated assets of the Corporation as of the end of its most recent fiscal year ending prior to the time the determination is made.

                    (iv) Without limitation, any Common Shares of the Corporation which any Related Person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed beneficially owned by such Related Person.

                    (v) The term "consideration other than cash" shall include, without limitation, outstanding Common Shares of the Corporation retained by its existing shareholders in the event of a business combination with a Related Person in which the Corporation is the surviving corporation.

                    (vi) The term "Disinterested Director" means any member of the Board of Directors of the Corporation who is not the Related Person or an affiliate or associate of the Related Person and was a member of the Board prior to the time that the Related Person became the Related Person, and any successor of a Disinterested Director who is not the Related Person or an affiliate or associate of the Related Person and is recommended to succeed a Disinterested Director by a majority of the Disinterested Directors then in office.

                                       10
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                                  ARTICLE XII
                                  -----------

          These Amended and Restated Articles of Incorporation supersede and take the place of the existing Articles of Incorporation of the Corporation.

                                       11